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EXHIBIT 10.1


                                PROMISSORY NOTE

US$10,000.00                                                    January 28, 2002

         FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of Clearing Services, 200-A Bonabola, Puerto Banus, 29660, Malaga, Spain, the sum of TEN THOUSAND DOLLARS (US$10,000.00), together with interest thereon at the rate of 8% per annum on any unpaid balance.


         Said sum, inclusive of interest, shall be paid in one installment of US$10,000, with payment due April 1, 2003. Any prepayment or partial payments shall be first applied to accrued interest and the balance to principal. The undersigned reserves the right to pre-pay this note in whole or in part without penalty.

         This note shall be fully payable upon demand of any holder in the event the undersigned shall default in making any payments due under this note within 10 days of its due date.

         In the event of any default, the undersigned agreed to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the payee's state.



Dated: January 28, 2002



/s/ Robert J. Carlin
-----------------------------------
Robert J. Carlin, President
TMANglobal.com, Inc.
10693 Anna Marie Drive
Glen Allen, VA 23060